EXHIBIT 10.5

EQUITY INTEREST PLEDGE AGREEMENT

THIS EQUITY INTEREST PLEDGE AGREEMENT (“Agreement”) is entered into by and between the following parties on April 8, 2021.

1.	Pledgee (“Party A”):

Rollingthunder Technology (Jiangxi) Co., Ltd., a limited liability company (wholly foreign-owned enterprise) established and existing in accordance with the laws of China, with its registered office at Room 308, Zone C, Zhejiang University Science and Technology Park, No. 698 Jingdong Avenue, Nanchang Hi-Tech Industrial Development Zone, Nanchang City, Jiangxi Province (Party A).

2.	Pledgor (“Party B”)：

Individuals and institutions listed in Annex I (Party B).

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly established and valid existing under the PRC laws. Party A and Jiangxi Ruanyun Technology Co., Ltd (“Jiangxi Ruanyun”) owned by the Party B have entered into the Exclusive Technical Consulting and Service Agreement on April 8, 2021 (the “Service Agreement”).

2.	Party B holds 100% equity interest in Jiangxi Ruanyun, which is a limited liability company duly established and valid existing in Jiangxi Province under the PRC laws.

3.	In order to ensure that Party A, pursuant to the Service Agreement, could collect the technical consulting and service fee from Jiangxi Ruanyun, the Pledgor is willing to pledge all of its equity interest in Jiangxi Ruanyun to the Pledgee as a security for such technical consulting and service fees.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

Article 1        Definitions

Unless otherwise stipulated hereof, for the purpose of this Agreement, the following terms shall have the following meanings:

1.1	Pledge refers to the full meaning assigned to that term in Article 2 of this Agreement.

1.2	Equity Interest refers to the 100% equity interest (the “Equity Interest”) in Jiangxi Ruanyun, lawfully held by the Pledgor.

1.3	Rate of Pledge refers to the ratio between the value of the pledge under this Agreement and the technical consulting fees under the Service Agreement.

1.4	Term of Pledge refers to the period provided for under Article 3.2 hereunder.

1.5	Service Agreement refers to the Exclusive Technical Consulting and Service Agreement entered into by and between Jiangxi Ruanyun and Party A on April 8, 2021.

1.6	Default refers to any event enumerated in Article 7 hereof.

1.7	Notice of Default refers to the notice of default issued by the Pledgee in accordance with this Agreement.

Article 2        Pledge

2.1	Party B agrees to pledge all its Equity Interest in Jiangxi Ruanyun to the Pledgee as a guarantee for the technical consulting service fee payable to the Pledgee under the Service Agreement.

2.2	Pledge right under this Agreement refers to the right owned by the Pledgee who shall be entitled to have priority in receiving payment or proceeds from the auction or sale of the equity interest pledged by the Pledgor to the Pledgee.

Article 3         Rate of Pledge and Term of Pledge

3.1	The Rate of Pledge:

The Rate of Pledge shall be 100% under this Agreement.

3.2	The Term of Pledge

3.2.1	The Pledge of the Equity Interest under this Agreement shall take effect as of the date that the Pledge of the Equity Interest is recorded in the register of shareholders of Jiangxi Ruanyun.

3.2.2	During the Term of Pledge, the Pledgee shall be entitled to foreclose the Pledge in accordance with this Agreement in the event that Jiangxi Ruanyun fails to pay exclusive technical consulting and service fees in accordance with the Service Agreement.

 Article 4         Possession of Pledge Documents

4.1	During the Term of Pledge, the Pledgee shall be entitled to possess the contribution certificate of the Equity Interest (the “Contribution Certificate”) and the register of shareholders of Jiangxi Ruanyun. The Pledgor shall deliver the Contribution Certificate and the register of shareholders hereunder to the Pledgee within one week of the execution of this Agreement. The Pledgee shall keep these items for the entire period of the pledge as provided in this Agreement.

Article 5         Representations and Warranties of Party B

5.1	Party B is the lawful holder of the Equity Interest.

5.2	The Pledgee shall not be interfered with by any third party at any time when the Pledgee exercising its rights in accordance with this Agreement.

5.3	The Pledgee shall be entitled to exercise or assign the Pledge in accordance with this Agreement.

5.4	The Pledgor shall not pledge or encumber the Equity Interest to any third party except for the Pledgee.

Article 6         Covenants of the Pledgor

6.1	During the term of this Agreement, the Pledgor covenants to the Pledgee that the Pledgor shall:

6.1.1	Except for the transfer of the Equity Interest to the Pledgee or the specified person designated by the Pledgee (“Specified Person”) as subject to the Exclusive Equity Interest Purchase Agreement entered into by and among the Pledgor, Party A and Jiangxi Ruanyun on April 8, 2021, not transfer or assign the Equity Interest, create or permit to be created any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee.

6.1.2	Comply with and implement laws and regulation with respect to pledge of equity interest, Comply with the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority after receiving the same, or raise objection to such notices, orders or suggestions at the reasonable request or with the consent of the Pledgee.

6.1.3	Timely notify the Pledgee of any event or any notice which may affect the Pledgor’s Equity Interest or any part of its right, and any event or notice which may alter or affect any of the Pledgor’s covenants and obligations hereunder.

6.2	The Pledgor agrees that the Pledgee’s right to exercise the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by the Pledgor, any successors of the Pledgor, any person authorized by the Pledgor or any other third party.

6.3	The Pledgor warrants to the Pledgee that in order to protect or perfect the security on the payments of the technical consulting and service fees under the Service Agreement, the Pledgor shall execute in good faith and procure other parties who have interests in the Pledge to execute all title certificates, contracts upon the request of the pledgee, and/or perform and procure other parties who have interests to take action as required by the Pledgee and provide access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the alternations of certificate of the Equity Interest with the Pledgee or the person (individual or legal entity) designated by the Pledgee, and provide all notices, orders and decisions deemed necessary by the Pledgee to the Pledgee within a reasonable time.

6.4	The Pledgor warrants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee, fail so performing, the Pledgor shall compensate all the losses therefore suffered by the Pledgee.

Article 7          Default

7.1	The events enumerated below shall be deemed as default:

7.1.1	Jiangxi Ruanyun fails to make full payments of the exclusive technical consulting and service fees as scheduled under the Service Agreement.

7.1.2	The Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor is in violation of any warranties under Article 5 herein.

7.1.3	The Pledgor violates any covenant under Article 6 herein.

7.1.4	The Pledgor violates any term or condition herein.

7.1.5	The Pledgor waives the pledged Equity Interest or transfers or assigns the pledged Equity Interest without prior written consent of the Pledgee, except as provided in Article 6.1.1 in this Agreement.

7.1.6	Any external loan, security, compensation, covenant or other compensation liabilities of the Pledgor’s (1) is required to be repaid or performed prior to the due date due to default; or (2) is due but cannot be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgor’s capacity to perform the obligations herein is affected.

7.1.7	The Pledgor is incapable of repaying its general debt or other debt.

7.1.8	This Agreement becomes illegal or the Pledgor is incapable to continue to perform obligations herein for the reason of the promulgation of the related laws.

7.1.9	Any approval, permit or authorization of the competent authority in associated with the enforcement and validity of this Agreement is withdrawn, suspended, invalidated or materially revised.

7.1.10	The property of the Pledgor adversely changes and causes the Pledgee to deem that the capability of the Pledgor to perform the obligations herein is affected.

7.1.11	The successors or assignees of Jiangxi Ruanyun are only entitled to perform a portion of or refuse to perform the liability to pay under the Service Agreement.

7.1.12	Other circumstances whereby the Pledgee is incapable of exercising the right to foreclose on the Pledge in accordance with the related laws.

7.2	Party B should immediately notify Party A in writing of the occurrence of any event under Article 7.1 herein or any events that may result in the foregoing events upon his knowledge.

7.3	Unless the Default under Article 7.1 herein has been remedied to the Pledgee’s satisfaction, the Pledgee, at any time when the Event of Default occurs or thereafter, may issue a written notice of default to the Pledgor and require the Pledgor immediately make full payments of the outstanding service fees under the Service Agreement and other payables or foreclose on the Pledge in accordance with Article 8 herein.

Article 8         Rights of the Pledgee

8.1	The Pledgor shall not transfer or assign the Equity Interest without prior written approval from the Pledgee prior to the full repayment of the consulting and service fees under the Service Agreement.

8.2	The Pledgee shall serve the Notice of Default on the Pledgor when exercises the right of pledge.

8.3	The Pledgee may exercise the right to foreclose on the Pledge at any time when the Pledgee serves the Notice of Default pursuant to Article 7.3

8.4	The Pledgee is entitled to have priority in receiving payments or proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with applicable law until the outstanding technical consulting and service fees and all other payables under the Service Agreement are repaid.

8.5	The Pledgor shall not hinder the Pledgee from foreclosing on the Pledge in accordance with this Agreement and shall provide necessary assistance for the foreclosure of Pledge.

Article 9         Transfer or Assignment

9.1	The Pledgor shall not confer or transfer any right or obligation herein to any third party without the prior written consent of the Pledgee.

9.2	This Agreement shall be binding and enforceable on Pledgee and each of his successors and assignees.

9.3	The Pledgee may transfer or assign all or any of his rights and obligations under the Service Agreement to any person (individual or legal entity) designated by him at any time. In this case, the assignee shall enjoy and undertake all rights and obligations herein of the Pledgee as if the assignee is a party hereto. Where the Pledgee transfers or assigns the rights and obligations under the Service Agreement, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment at the request of the Pledgee.

9.4	Where the Pledgee transfers or assigns the pledge to a third party, the new parties to the pledge shall re-execute a pledge contract.

Article 10       Termination

10.1	This Agreement shall not be terminated until the consulting and service fees under the Service Agreement are paid in full and Jiangxi Ruanyun no longer undertakes any obligation under the Service Agreement.

Article 11       Formalities Fees and Other Expenses

11.1	The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement, including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes and fees in accordance with laws, the Pledgor shall fully indemnity such taxes and fees paid by the Pledgee.

11.2	The Pledgor shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of the Pledge) incurred by the Pledgor for the reason that the Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement, or the Pledgee has recourse to any forgoing taxes, charges or fees by any means for other reasons.

Article 12       Force Majeure

12.1	If the fulfilment of this Agreement is delayed or prevented due to the Force Majeure Events, the party affected by such a Force Majeure Event shall free from any obligation to the extent of delay or holdback. Force Majeure refers to any event beyond control of the affected party and unavoidable with reasonable caution, which shall include but not limited to, government acts, nature disasters, fire, explosion, typhoon, flood, earthquake, tidal wave, lightning or war. However, any lack of credit, assets or financing shall not be deemed as an event beyond control of a Party. The party claiming the Force Majeure and seeking a waiver of its obligations hereunder shall promptly inform the other party of the Force Majeure and the procedure to fulfil its obligations hereunder.

12.2	If performance of this Agreement is delayed or prevented due to Force Majeure set forth in the preceding paragraph, the affected party shall not subject to any liability hereunder arising from the performances so delayed or prevented. The affected party shall make reasonable effort to reduce or diminish the effect from such Event, and shall make reasonable efforts to resume its performance. Both parties shall resume the performance with best effort upon elimination of such Event.

Article 13      Dispute Settlement

13.1	This Agreement shall be governed by and construed in all respects in accordance with the PRC laws.

13.2	With regards to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate friendly to settle the dispute. If it can not be settled within thirty (30) days from the date any party issuing written notice requesting settlement of dispute through negotiation, each party has the right to submit it to Nanchang Arbitration Committee for arbitration according to the valid arbitration rules. The arbitration shall be held in Nanchang. The arbitration proceedings shall be conducted in Chinese. The arbitration award is final and binding on each party. The arbitration awards may be submitted to the applicable People’s Court for enforcement.

Article 14       Notices

14.1	Any notice to which is given by the both Parties hereto regarding the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including, inter alias, facsimile and telex from time to time.

Article 15       Appendix

15.1	The Appendix of this Agreement as attached hereto is parts of this Agreement.

Article 16       Effectiveness

16.1	This Agreement and any amendments, supplements and modifications of this Agreement shall be in writing, and come into effect upon being executed by the Parties thereto.

16.2	This Agreement is executed both in Chinese and English with two copies for each language. The Chinese version shall prevail in the event of any inconsistency between the English and any Chinese versions thereof.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

This page is the signing page of this Equity Interest Pledge Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above written.

Party A: Rollingthunder Technology (Jiangxi) Co., Ltd.

Authorized Representative (Signature): /s/ Rollingthunder Technology (Jiangxi) Co., Ltd.

Party B:

FU Yan	WAN Linhua

Signature: /s/ FU Yan	Signature: /s/ WAN Linhua

Shanghai Yuyuan Assset Management Partnership	XU Guoqiang
(Limited Partnership)
Signature: /s/ XU Guoqiang
Stamp: /s/ Shanghai Yuyuan Assset Management Partnership
(Limited Partnership)

ZHAO Cong	LI Baihua

Signature: /s/ ZHAO Cong	Signature: /s/ LI Baihua

Suzhou Zhongjingxin Fund I Investment Center	XIE Xing
(Limited Partnership)
Signature: /s/ XIE Xing
Stamp: /s/ Suzhou Zhongjingxin Fund I Investment Center
(Limited Partnership)

WANG Bin	ZOU Zejiong

Signature: /s/ WANG Bin	Signature: /s/ ZOU Zejiong

Gongqingcheng Yanhong Investment Management	HU Peng
Partnership (Limited Partnership)
Signature: /s/ HU Peng
Stamp: /s/ Gongqingcheng Yanhong Investment Management
Partnership (Limited Partnership)

WANG Ranran	JIANG Wei

Signature: /s/ WANG Ranran	Signature: /s/ JIANG Wei

DAI Shucheng	CUI Jun

Signature: /s/ DAI Shucheng	Signature: /s/ CUI Jun

Hangzhou Blue Shell Bangshi Venture Investment	XIONG Qian
Partnership (Limited Partnership)
Signature: /s/ XIONG Qian
Stamp: /s/ Hangzhou Blue Shell Bangshi Venture Investment
Partnership (Limited Partnership)

LIU Runzhou	TAO Hongbiao

Signature: /s/ LIU Runzhou	Signature: /s/ TAO Hongbiao

ZHAO Xiaolin	ZHANG Xinming

Signature: /s/ ZHAO Xiaolin	Signature: /s/ ZHANG Xinming

XIE Hong	ZHANG Shifen

Signature: /s/ XIE Hong	Signature: /s/ ZHANG Shifen

Annex I: Party B

Serial Number	Name	ID Number
1	FU Yan	XX
2	Shanghai Yuyuan Assset Management Partnership (Limited Partnership)	XX
3	ZHAO Cong	XX
4	LI Baihua	XX
5	WANG Bin	XX
6	HU Peng	XX
7	WANG Ranran	XX
8	WAN Linhua	XX
9	XU Guoqiang	XX
10	Suzhou Zhongjingxin Fund I Investment Center (Limited Partnership)	XX
11	XIE Xing	XX
12	ZOU Zejiong	XX
13	Gongqingcheng Yanhong Investment Management Partnership (Limited Partnership)	XX
14	JIANG Wei	XX
15	DAI Shucheng	XX
16	Hangzhou Blue Shell Bangshi Venture Investment Partnership (Limited Partnership)	XX
17	LIU Runzhou	XX
18	ZHAO Xiaolin	XX
19	XIE Hong	XX
20	CUI Jun	XX
21	XIONG Qian	XX
22	ZHANG Shifen	XX
23	TAO Hongbiao	XX
24	ZHANG Xinming	XX

APPENDIX

1.	The register of the shareholders of Jiangxi Ruanyun

2.	The Contribution Certificate of Jiangxi Ruanyun

3.	The Exclusive Technical Consulting and Service Agreement.